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                         GIBSON, DUNN & CRUTCHER LLP
                                    LAWYERS
                             ONE MONTGOMERY STREET
                                 TELESIS TOWER
                     SAN FRANCISCO, CALIFORNIA 94104-4505

                                   ---------

                                (415) 393-8200
                          FACSIMILE: (415) 986-5309


                                June 29, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     Re:  WELLPOINT HEALTH NETWORKS, INC./FORM S-3 REGISTRATION STATEMENT


Ladies and Gentlemen:


     We are acting as counsel to WellPoint Health Networks Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement (the "462(b) Registration Statement") pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act of an additional 1,150,000 shares (the "Shares") of the Common Stock of the Company, par value $.01 per share. The 462(b) Registration Statement to be used for the offer and sale of the Shares is filed in connection with the proposed offering by the California HealthCare Foundation described in the Registration Statement on Form S-3 (Registration No. 33-80153) filed on June 7, 1999, as amended, which was declared effective by the Commission on June 28, 1999.


     For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.


     On the basis of and in reliance upon the forgoing examinations and assumptions, we are of the opinion that the Shares have been duly and validly authorized by the Company, and when issued and delivered in accordance with the terms of the applicable underwriting agreements will be fully paid and non-assessable shares of Common Stock.



     This opinion is limited to California and federal law.


     This opinion may not be quoted in whole or in part without our prior written consent.


     We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus relating to the issuance of the Shares which forms a part of the 462(b) Registration Statement.


                                       Very truly yours,


                                       GIBSON, DUNN & CRUTCHER LLP